Exhibit 3.2
                                                                     Page 1 of 4

                               SECRETARY OF STATE
                                     [SEAL]
                                 STATE OF NEVADA



                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that RADALE IMPORTS, INC., did on February 25, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



[SEAL]

                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State at my office on March 16, 2005.

                                        /s/ Dean Heller

                                        DEAN HELLER
                                        Secretary of State

                                    By  /s/
                                        Certification Clerk

                                                                     Exhibit 3.2
                                                                     Page 2 of 4


        DEAN HELLER                                         Entity #
        Secretary of State                                  E0125342005-9
[SEAL]  206 North Carson Street                             Document Number
        Carson City, Nevada 89701-4299                      20050064282-69
        (775) 684-5708                                      Date Filed:
        Website: secretaryofstate.biz                       2/25/2005 9:56:50 AM
                                                            In the office of
                                                            /s/ Dean Heller
                                                            Dean Heller
                                                            Secretary of State

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1.       Name of Corporation:
         -------------------
         RADALE IMPORTS, INC.

2.       Resident Agent Name and Street Address:
         --------------------------------------

         CAPITOL CORPORATE SERVICES, INC.
         202 SOUTH MINNESOTA STREET
         CARSON CITY, NEVADA 89703

3.       Shares:
         ------

         Number of shares with par value:

         40,000,000 Common
         10,000,000 Preferred
         Par value:  $0.001
         (additional information attached)

4.       Names & Addresses of Board of Directors:
         ---------------------------------------

         LEE D. DODSON
         429 SANTA DOMINGA
         SOLANO BEACH, CA 92075

         KEN SWANSON
         P O BOX 2822
         RANCHO SANTA FE, CA 92067

                                                                     Exhibit 3.2
                                                                     Page 3 of 4



5.       Purpose:
         -------

         The purpose of this Corporation shall be: To engage in any lawful act or activity for which corporations may be organized under the Nevada revised statutes.

6.       Name, Address and Signature of Incorporator:
         -------------------------------------------

         Michelle Ellis                                       /s/ Michelle Ellis
         202 SOUTH MINNESOTA STREET
         CARSON CITY, NV 89703

7.       Certificate of Acceptance of Appointment of Resident Agent:
         ----------------------------------------------------------

         I hereby accept appointment as Resident Agent for the above named corporation.

         /s/
         Authorized Signature on Behalf of R.A. Company            Date: 2/25/05

                                                                     Exhibit 3.2
                                                                     Page 4 of 4


                                  ATTACHMENT TO

                            ARTICLES OF INCORPORATION
                              (Pursuant to NRS 78)
                                       OF

                              RADALE IMPORTS, INC.



3. Shares: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001 which shall be voting stock. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

         The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                                           No. of
                             Par         Authorized
         Class              Value          Shares              Total
         -----             ------        ----------           ------

         Common            $0.001        40,000,000           $40,000
         Preferred         $0.001        10,000,000            10,000
                                         ----------           -------

         Totals:                         50,000,000           $50,000